Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-11 of our report dated March 17, 2021 relating to the financial statements of Blackstone Real Estate Income Trust, Inc., appearing in the Annual Report on Form 10-K of Blackstone Real Estate Income Trust, Inc. for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

October 7, 2021